Exhibit 99.2

Fourth Quarter 2020

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Replacement Cost Analysis	5
Rent Collections and Deferrals	6
Guidance	7
Financial Information
Same Store Net Operating Income (NOI)	8
Consolidated Statements of Operations	9
Consolidated NOI	10
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	11
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	11
Consolidated Balance Sheets	12
Capital Structure and Debt Summary	13
Capital Markets Activity	13
Unconsolidated Joint Venture	14
Net Asset Value Components	15
Operational & Portfolio Information
Leasing Activity	16
Lease Expiration Schedule	16
Leased Square Feet and Annualized Base Rent by Tenant Industry	17
Leased Square Feet and Annualized Base Rent by Type	18
Top 10 Tenants by Annualized Base Rent	19
Lease Segmentation by Size	19
Rentable Square Feet and Annualized Base Rent by Market	20
Total Acquisition Cost by Market	20
Appendix
Glossary	21

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 21-22. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to pages 10-11.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated, self-administered and self-managed REIT focused on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets, as well as select sub-markets, with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States. We seek to acquire properties that provide income and growth that enable us to leverage our real estate operating expertise to enhance shareholder value through proactive asset management, prudent property repositioning and disciplined capital deployment.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthreit.com	212.509.4000

Executive and Senior Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Daniel C. Wright	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	John W. Guinee III
Independent Director	Independent Director	Independent Director	Independent Director

David G. Gaw	Pendleton P. White, Jr.	Jeffery E. Witherell
Independent Director	President and Chief Investment	Chief Executive Officer
	Officer	and Chairman

Equity Research Coverage[1]

Baird	JMP Securities	Piper Sandler & Co.
Dave Rodgers	Aaron Hecht	Alexander Goldfarb
216.737.7341	415.835.3963	212.466.7937

Berenberg Capital Markets	KeyBanc Capital Markets	Wedbush Securities
Connor Siversky	Craig Mailman	Henry Coffey
646.949.9037	917.368.2316	212.833.1382

D.A. Davidson & Co.	National Securities Corp.
Barry Oxford	Guarav Mehta
646.885.5423	212.417.8008

Investor Conference Call and Webcast:
The Company will hold a conference call and live audio webcast, both open for the general public to hear, on February 26, 2021 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (412) 717-9587. A replay of the call will be available through March 5, 2021 by dialing (412) 317-0088 and entering the replay access code, 10152286.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 12/31/2020

Portfolio Snapshot		Portfolio Growth

Number of Properties	107
Number of Buildings	141
Square Footage	23,272
Occupancy	96.4%
Weighted Average (WA) Lease Term Remaining (yrs.)	3.8
Total Annualized Base Rent (ABR)[1]	$94,095
Rental Rate Increase - Cash basis[2]	8.7%

Acquisition Activity

Investment Highlights

●	Our recent acquisitions are located in markets with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the U.S.	Acquisitions - Q4 2020	$104,500
		Square Footage Acquired - Q4 2020	2,428,359
●	Added high-quality tenants and enlarged tenant / industry diversification	Acquisitions - FY 2020	$243,568
●	Increased our scale in key markets of Chicago/South Bend, Indianapolis, Jacksonville/Savannah, Atlanta, Cleveland, Columbus, Cincinnati and Memphis	Square Footage Acquired - FY 2020	5,473,596
		WA Occupancy at Acquisition - FY 2020	98.1%
●	Expanded the portfolio through the executed JV partnership with Madison that acquired a 28-property portfolio of industrial buildings totaling 2.3 million square feet in metropolitan Memphis for $86 million with a projected initial yield of 7.7%	WA Lease Term Remaining (yrs.) - FY 2020	4.5
		Replacement Cost/SF3 - FY 2020	$78.86

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Chicago, IL	1/24/2020	1	$ 18,650	465,940	8.6%	$ 40.03
Indianapolis, IN	1/27/2020	1	8,800	276,240	7.8%	31.86
Atlanta, GA	1/28/2020	5	34,700	924,036	7.6%	37.55
Avon, OH	2/14/2020	3	15,750	406,863	8.2%	38.71
Atlanta, GA	3/13/2020	1	10,056	117,000	8.3%	85.95
St. Louis, MO	9/2/2020	2	27,000	487,150	7.2%	55.42
St. Louis, MO	9/3/2020	2	3,712	79,258	7.5%	46.83
Jacksonville, FL	9/10/2020	1	20,400	288,750	8.8%	70.65
Mansfield, OH	10/23/2020	1	10,500	314,736	9.0%	33.36
Akron/Canton, OH	11/24/2020	10	94,000	2,113,623	7.5%	44.47
Total 2020 Acquisitions		27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	7	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017[7]	29	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO[8]		95	$ 801,583	19,349,786	8.2%	$ 47.66

Portfolio statistics and acquisitions include wholly owned properties only.

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 2.6 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	Since our initial public offering in June 2017.
8)	Excludes the acquisition of a 221,911-square foot industrial building in Kansas City, MO for $8.6 million completed in February 2021.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

Since the Company's initial public offering in June 2017, the Company has acquired $801.6 million of wholly owned properties totaling 19.3 million square feet in industrial markets with access to large pools of skilled workers in the main industrial, distribution and logistics corridors of the U.S.

Unaudited ($ in thousands, except Cost/SF)

Shadeland Commerce Center

	Location	Indianapolis
	Acquisition Date	December-19
	# of Buildings	9
	Purchase Price[1]	$49,815
	Square Footage	1,747,411
	Occupancy	94.5%
	WA Lease Term Remaining	2.9 years
	Projected Initial Yield	8.1%
	Replacement Cost/SF2	$75.18
	Multi-Tenant %	78%
	Single-Tenant %	22%

	Location Characteristics: Indianapolis is a converging point for five interstates with access to 46% of the country’s population within one day’s drive time making the city attractive for warehousing, distribution and manufacturing (source: JLL)

	Market Characteristics: Low vacancy rates; positive supply and demand fundamentals supporting rent growth; robust manufacturing employment

	Portfolio Fit: Brings Company's scale in the Indianapolis metro area to 3.5 million square feet and enlarges tenant / industry diversification

Georgia Industrial Portfolio

	Location	Atlanta
	Acquisition Date	January-20
	# of Buildings	5
	Purchase Price[1]	$34,700
	Square Footage	924,036
	Occupancy	100.0%
	WA Lease Term Remaining	3.7 years
	Projected Initial Yield	7.6%
	Replacement Cost/SF2	$63.11
	Multi-Tenant %	0%
	Single-Tenant %	100%

	Location Characteristics: Atlanta outperformed every other industrial market in the nation in 2020, recording the highest annual net absorption figure in the U.S. (source: Cushman & Wakefield)

	Market Characteristics: Low vacancy rates; substantial net absorption gains; stable manufacturing employment pool

	Portfolio Fit: Brings Company's scale in Atlanta to over 1.3 million square feet and opens up a new market in Savannah, which was ranked the fastest growing terminal market in the U.S. in 2018 (source: JLL)

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease Extension	Uncertain Tenancy	Lease Restructure / Extension

Atlanta, GA	Chicago, IL	Chicago, IL
Acquired in December 2017 with two years remaining on single-tenant lease term	Acquired single-tenant building in November of 2017 with less than 2 years remaining on lease term	Acquired 6-building single-tenant portfolio in August of 2017 with 3 years remaining on lease term and no rent escalation
Negotiated early 5-year lease extension at higher rental rate	Executed planned improvements to demise building and utilities, and enlarge parking accommodations	Reduced tenant's footprint to 3 buildings and extended term for 5 years with rent escalations
Exit cap rate ~110bps below stabilized acquisition cap rate[1]	Secured leases to 2 new tenants with no downtime at lease rates 20% above underwriting projections	Secured new tenant for other 3 buildings at higher rent for a 10-year term with no downtime
	Current NOI performance reflects a 37% premium above acquisition underwriting[1]	Exit cap rate ~130bps below stabilized acquisition cap rate[1]

Replacement Cost Analysis

			Total Rentable
Market	Market Type[2]	# of Buildings	Square Feet (RSF)	Purchase Price[3]	Replacement Cost[4]
Atlanta	Primary	9	1,318,002	$ 62,931	$ 81,124
Chicago	Primary	38	6,027,300	226,933	489,100
Boston	Secondary	1	200,625	10,500	20,161
Cincinnati	Secondary	8	2,073,510	79,700	132,926
Cleveland	Secondary	16	3,581,240	168,550	299,132
Columbus	Secondary	9	1,951,723	61,400	130,190
Indianapolis	Secondary	14	3,468,401	104,740	245,919
Jacksonville	Secondary	24	1,966,154	135,650	172,492
Memphis	Secondary	15	1,773,894	53,475	104,940
Philadelphia	Secondary	1	156,634	9,700	10,569
St. Louis	Secondary	6	754,463	39,637	52,228
Total		141	23,271,946	$ 953,216	$ 1,738,781

1)	Based on acquisition yield and current NOIs at estimated capitalization rates as of December 31, 2020.
2)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts or other industrial REITs.
3)	Represents total direct consideration paid rather than GAAP cost basis.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Rent Collections and Deferrals

We continue to experience substantial rent collection throughout the COVID-19 pandemic. Collection of original contracted rents, including those deferred, as of the current quarter ended was 99.6%. Subsequent to the period end, we have collected all outstanding rent deferments.

Unaudited ($ in thousands)

	% of Tenant	% of Tenant	Total Revised
	Contractual Base	Contractual Base	Contractual Base
Rent Collections	Rent Collected[1]	Rent Deferred	Rent Collected

First Quarter 2020	99.9%	0.0%	99.9%
Second Quarter 2020	95.2%	4.7%	99.9%
Third Quarter 2020	99.2%	0.4%	99.6%
Fourth Quarter 2020	99.6%	0.0%	99.6%

Rent Deferrals[2]	Granted[3]	Collected	Outstanding

First Quarter 2020	$ -	$ -	$ -
Second Quarter 2020	1,161	-	1,161
Third Quarter 2020	89	410	840
Fourth Quarter 2020	-	695	145
Total[4]	$ 1,250	$ 1,105	$ 145

1)	Cash receipts based on contractual base rent receivables through February 16, 2021.
2)	Rent deferrals required full repayment of rent amounts within twelve months from the date of the deferment. The average deferment period, weighted by the total deferred rent amount, was five months.
3)	Rent deferments were granted during the second quarter of 2020; amounts shown as granted relate to the period in which the contractual base rent was due. No new rent deferments were granted during the third or fourth quarters of 2020.
4)	The total outstanding rental deferral amounts as of the year ended December 31, 2020 have been paid consistent with the deferral terms and fully collected in the subsequent period.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

	First Quarter 2021 Range[1]		Full Year 2021 Range[1]
	Low	High	Low	High

Net loss	$ (0.11)	$ (0.09)	$ (0.29)	$ (0.25)

Depreciation and amortization	0.53	0.53	2.17	2.17
Depreciation and amortization from unconsolidated joint venture	0.01	0.01	0.05	0.05
Preferred stock dividend	(0.06)	(0.06)	(0.23)	(0.23)
Core FFO	$ 0.37	$ 0.39	$ 1.70	$ 1.74

Amortization of debt related costs	0.01	0.01	0.06	0.06
Stock compensation	0.02	0.02	0.06	0.06
Straight line rent	(0.02)	(0.02)	(0.09)	(0.09)
Above/below market lease rents	(0.02)	(0.02)	(0.06)	(0.06)
Recurring capital expenditures	(0.08)	(0.08)	(0.24)	(0.23)
AFFO attributable to common stockholders and unit holders	$ 0.28	$ 0.30	$ 1.43	$ 1.48

Weighted average common shares and units outstanding	28,030	28,030	28,550	28,550

2021 Guidance Assumptions	Low	High	Low	High

Total Revenue	$ 30,800	$ 31,000	$ 132,800	$ 133,500
NOI	$ 20,100	$ 20,500	$ 88,800	$ 89,600
EBITDAre	$ 17,400	$ 17,500	$ 76,800	$ 77,300
General & Administrative[2]	$ 3,000	$ 2,900	$ 12,200	$ 11,900
Recurring Capital Expenditures	$ 2,350	$ 2,250	$ 6,850	$ 6,550
Same Store Cash NOI[3]	$ 14,100	$ 14,300	$ 58,600	$ 59,150
Same Store Occupancy[3]	95.5%	96.5%	95.5%	97.0%

1)	Assumes the completion of approximately $42 million and an additional $105 million of acquisitions by periods ending March 31, 2021 and June 30, 2021, respectively. There can be no assurance that we will compete such acquisitions within the forecasted timeframes.
2)	Includes non-cash stock compensation of $0.44 and $1.62 million in the first quarter and full year 2021, respectively.
3)	The Same Store Portfolio consists of 108 buildings aggregating 17,093,547 rentable square feet. The Same Store performance reflects an annual NOI cash basis increase of 3.0%-3.4%.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ in thousands)

Same Store Portfolio Statistics

Square footage	11,740,879	Includes: wholly owned properties for the period Jan. 1, 2019 to Dec. 31, 2020; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	53
Number of buildings	76
Percentage of total portfolio square footage	50.5%	Excludes: wholly owned properties classified as repositioning or lease-up during 2019 or 2020 (3 properties representing approximately 281,000 of rentable square feet) and unconsolidated joint venture properties
Occupancy at period end	97.9%

Same Store NOI - GAAP Basis

	Three Months Ended December 31,
	2020	2019	$ Change	% Change

Rental revenue	$ 16,964	$ 16,616	$ 348	2.1%

Property expenses	6,229	6,050	179	3.0%
Same Store NOI - GAAP Basis	$ 10,735	$ 10,566	$ 169	1.6%

Same Store NOI excluding early termination income - GAAP Basis	$ 10,697	$ 10,566	$ 131	1.2%

	Twelve Months Ended December 31,
	2020	2019	$ Change	% Change

Rental revenue	$ 67,274	$ 65,958	$ 1,316	2.0%

Property expenses	24,613	24,181	432	1.8%
Same Store NOI - GAAP Basis	$ 42,661	$ 41,777	$ 884	2.1%

Same Store NOI excluding early termination income - GAAP Basis	$ 42,514	$ 41,670	$ 844	2.0%

Same Store NOI - Cash Basis

	Three Months Ended December 31,
	2020	2019	$ Change	% Change

Rental revenue	$ 16,540	$ 15,989	$ 551	3.4%

Property expenses	6,229	6,050	179	3.0%
Same Store NOI - Cash Basis	$ 10,311	$ 9,939	$ 372	3.7%

Same Store NOI excluding early termination income - Cash Basis	$ 10,273	$ 9,939	$ 334	3.4%

	Twelve Months Ended December 31,
	2020	2019	$ Change	% Change

Rental revenue	$ 65,451	$ 63,615	$ 1,836	2.9%

Property expenses	24,613	24,181	432	1.8%
Same Store NOI - Cash Basis	$ 40,838	$ 39,434	$ 1,404	3.6%

Same Store NOI excluding early termination income - Cash Basis	$ 40,691	$ 39,327	$ 1,364	3.5%

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)

	Three Months Ended December 31,		Full Year Ended December 31,
	2020	2019	2020	2019

Revenues:
Rental revenue	$ 23,169	$ 17,271	$ 85,025	$ 57,387
Tenant recoveries	6,783	5,212	24,811	17,903
Management fee revenue[1]	15	-	15	-
Total revenues	$ 29,967	$ 22,483	$ 109,851	$ 75,290

Operating expenses:
Property	10,058	8,021	38,159	27,237
Depreciation and amortization	14,826	11,074	56,428	37,381
General and administrative	2,984	2,009	10,362	7,481
Total operating expenses	$ 27,868	$ 21,104	$ 104,949	$ 72,099

Other income (expense):
Interest expense	(4,622)	(3,887)	(18,931)	(14,948)
Impairment on real estate lease	-	-	(311)	-
Unrealized (appreciation)/depreciation of warrants	-	-	(103)	(181)
Earnings (loss) in investment of unconsolidated joint venture[2]	(19)	-	(19)	-
Total other income (expense)	$ (4,641)	$ (3,887)	$ (19,364)	$ (15,129)

Net loss	$ (2,542)	$ (2,508)	$ (14,462)	$ (11,938)

Less: Loss attributable to non-controlling interest	(65)	(177)	(649)	(1,518)

Net loss attributable to Plymouth Industrial REIT, Inc.	$ (2,477)	$ (2,331)	$ (13,813)	$ (10,420)

Less: Preferred stock dividends	1,605	1,565	6,444	6,263
Less: Series B Preferred Stock accretion to redemption value	1,854	1,900	7,416	7,601
Less: Loss on extinguishment of Series A Preferred Stock	34	-	34	-
Less: Amount allocated to participating securities	38	62	182	239
Net loss attributable to common stockholders	$ (6,008)	$ (5,858)	$ (27,889)	$ (24,523)
Net loss basic and diluted per share attributable to common stockholders	$ (0.24)	$ (0.44)	$ (1.52)	$ (2.88)

Weighted-average common shares outstanding basic & diluted	24,783	13,416	18,382	8,503

1)	Represents management fee revenue earned from the unconsolidated joint venture.
2)	Represents our share of earnings/(losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplement Information for additional details.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Consolidated NOI

Unaudited ($ in thousands)

	Three Months Ended December 31,
	2020	2019

Net loss	$ (2,542)	$ (2,508)

General and administrative	2,984	2,009
Depreciation and amortization	14,826	11,074
Interest expense	4,622	3,887
Equity in earnings of unconsolidated joint venture[1]	19	-
Other Income[2]	(15)	-
Net Operating Income	$ 19,894	$ 14,462

	Twelve Months Ended December 31,
	2020	2019

Net loss	$ (14,462)	$ (11,938)

General and administrative	10,362	7,481
Depreciation and amortization	56,428	37,381
Interest expense	18,931	14,948
Impairment on real estate lease[3]	311	-
Unrealized appreciation/(depreciation) of warrants[4]	103	181
Equity in earnings of unconsolidated joint venture[1]	19	-
Other Income[2]	(15)	-
Net Operating Income	$ 71,677	$ 48,053

1)	Represents our share of earnings/(losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplement Information for additional details.
2)	Represents management fee revenue earned from the unconsolidated joint venture.
3)	Represents a non-cash impairment against the carrying value of the right-of-use asset associated with the primary lease for our prior headquarters.
4)	Represents the change in the fair market value of our common stock warrants.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ thousands, except per-share amounts)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net loss	$ (2,542)	$ (2,508)	$ (14,462)	$ (11,938)

Depreciation and amortization	14,826	11,074	56,428	37,381
Interest expense	4,622	3,887	18,931	14,948
Unrealized appreciation/(depreciation) of warrants	-	-	103	-
EBITDAre	$ 16,906	$ 12,453	$ 61,000	$ 40,391

Stock based compensation amortization	383	330	1,439	1,205
Impairment on real estate lease[1]	-	-	311	-
Pro forma effect of acquisitions[2]	1,331	1,338	2,628	2,681
Adjusted EBITDA	$ 18,620	$ 14,121	$ 65,378	$ 44,277

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net loss	$ (2,542)	$ (2,508)	$ (14,462)	$ (11,938)

Depreciation and amortization	14,826	11,074	56,428	37,381
Depreciation and amortization from unconsolidated joint venture	64	-	64	-
FFO	$ 12,348	$ 8,566	$ 42,030	$ 25,443
Preferred stock - Series A dividends	(949)	(956)	(3,817)	(3,823)
Preferred stock - Series B dividends	(656)	(609)	(2,627)	(2,440)
Unrealized (appreciation)/depreciation of warrants	-	-	103	181
Impairment on real estate lease[1]	-	-	311	-
Core FFO	$ 10,743	$ 7,001	$ 36,000	$ 19,361

Amortization of debt related costs	416	247	1,467	1,030
Non-cash interest expense	227	34	148	266
Stock compensation	383	330	1,439	1,205
Straight line rent	(510)	(518)	(1,963)	(1,296)
Above/below market lease rents	(640)	(429)	(2,075)	(1,488)
Recurring capital expenditures[3]	(759)	(921)	(3,263)	(3,143)
AFFO	$ 9,860	$ 5,744	$ 31,753	$ 15,935

Weighted average common shares and units outstanding	25,627	14,599	19,327	9,698

Core FFO attributable to common stockholders and unit holders per share	$ 0.42	$ 0.48	$ 1.86	$ 2.00

AFFO attributable to common stockholders and unit holders per share	$ 0.38	$ 0.39	$ 1.64	$ 1.64

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures.

1)	Represents a non-cash impairment against the carrying value of the right-of-use asset associated with the primary lease for our prior headquarters.
2)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
3)	Excludes non-recurring capital expenditures of $1,949 and $1,349 for the three months ended December 31, 2020 and 2019, respectively, and $5,427 and $4,579 for the years ended December 31, 2020 and 2019 respectively. Non-recurring capital expenditures are those capital items made with respect to a property for upgrades or renovation, and include expenditures for items that were identified at the time such property was acquired by the Company.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Real estate properties:
Land	$159,681	$127,439
Building and improvements	727,000	528,349
Less accumulated depreciation	(98,283)	(63,877)
Total real estate properties, net	$788,398	$591,911

Cash, cash held in escrow and restricted cash	32,054	22,398
Deferred lease intangibles, net	66,116	57,088
Investment in unconsolidated joint venture[1]	6,683	—
Other assets	27,019	14,084
Total assets	$920,270	$685,481

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$328,908	$397,458
Unsecured debt, net[2]	189,254	—
Accounts payable, accrued expenses and other liabilities	49,335	36,284
Deferred lease intangibles, net	11,350	8,314
Financing lease liability[3]	2,207	—

Total liabilities	$581,054	$442,056

Preferred stock - Series A	$48,485	$48,868
Preferred stock - Series B4	$87,209	$79,793

Equity:
Common stock	$253	$141
Additional paid in capital	360,752	256,259
Accumulated deficit	(162,250)	(148,403)
Total stockholders' equity	198,755	107,997
Non-controlling interest	4,767	6,767
Total equity	$203,522	$114,764

Total liabilities, preferred stock and equity	$920,270	$685,481

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October, 2020. Our investment in the joint venture is accounted for under the equity method of accounting. Refer to Investment in Unconsolidated Joint Venture in this Supplemental Information for additional details.
2)	Includes borrowings under line of credit. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of December 31, 2020, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 35 years. Refer to our 2020 Annual Report on Form 10-K for expanded disclosure.
4)	Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 12/31/2020

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
Lincoln Life Mortgage[1]	January-22	3.41%	$ 9,600	$ 9,289
AIG Loan	November-23	4.08%	120,000	117,087
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	20,250
Allianz Loan	April-26	4.07%	63,115	63,115
JPMorgan Chase Loan[1]	January-27	5.23%	13,900	13,440
Nationwide Loan	October-27	2.97%	15,000	15,000
Minnesota Life Loan	May-28	3.78%	21,500	20,870
Transamerica Loan	August-28	4.35%	78,000	72,960
Total / Weighted Average Secured Debt		4.10%	$ 342,115	$ 332,011

Unsecured Debt:
KeyBank Revolving Credit Facility[2]	October-24	1.95%[3]	$ 200,000	$ 90,000
KeyBank Term Loan[2]	October-25	1.95%[3]	100,000	100,000
Total / Weighted Average Unsecured Debt		1.95%	$ 300,000	$ 190,000

			As of December 31,
			2020	2019

		Total Debt[4]	$ 522,011	$ 401,077
		Less: Cash	32,054	22,398
		Net Debt	$ 489,957	$ 378,679

Capitalization
	As of December 31,
	2020	2019
Common Shares and Units Outstanding[5]	25,951	15,017
High Closing Price	$ 21.11	$ 19.65
Low Closing Price	$ 7.90	$ 13.16
Closing Price (as of period end)	$ 15.00	$ 18.39
Market Value of Common Shares[6]	$ 389,265	$ 276,163
Preferred Stock - Series A7	50,600	51,000
Preferred Stock - Series B7	97,230	96,574
Total Market Capitalization[6,8]	$ 1,059,106	$ 824,814

Dividend / Share (annualized)	$ 0.80	$ 1.50
Dividend Yield (annualized)	5.3%	8.2%
Total Debt-to-Total Market Capitalization	49.3%	48.6%
Secured Debt as a % of Total Debt	65.5%	100.0%
Unsecured Debt as a % of Total Debt	34.5%	0.0%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	6.7x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)[7]	8.7x	9.3x
Weighted Average Maturity of Total Debt (Years)	4.9	5.4

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
593,705	$ 18.62	ATM	Q1 2020	$ 10,814
1,060,300	$ 12.03	ATM	Q2 2020	$ 12,536
8,625,000	$ 12.85	Follow-On	Q3 2020	$ 104,420
558,900	$ 13.58	ATM	Q4 2020	$ 7,385
2,658,756	$ 14.86	ATM	Q1 2021	$ 38,800

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	On October 8, 2020, the Company entered into a new $300 million unsecured credit facility, comprised of $200 million revolving credit facility and $100 million term loan. The new unsecured revolving credit facility has an accordion feature enabling the Company to increase the total borrowing capacity under the credit facility and term loan up to an aggregate of $500 million, subject to certain conditions. Refer to our 2020 Annual Report on Form 10-K for expanded disclosure.
3)	The 1-month LIBOR rate as of December 31, 2020 was 0.14%. The spread over the applicable rate for the KeyBank Term Loan and the revolving line of credit with KeyBank is based on the Company’s total leverage ratio.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt does not include the Company's pro rata share of unconsolidated joint venture debt.
5)	Common shares and units outstanding were 25,344 and 607 for the year ended 2020, and 14,141 and 876 for year ended 2019, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
8)	Market value of shares and units plus total debt and preferred stock as of period end.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Unconsolidated Joint Venture

In October 2020, the Company announced the formation of a $150 million equity joint venture with Madison International Realty to pursue the acquisition of value-add and opportunistic industrial properties in key markets. The joint venture's first acquisition on December 17, 2020 was a portfolio of infill industrial buildings in metropolitan Memphis for $86 million. The acquisition is projected to provide an initial yield of approximately 7.7%.

Unaudited ($ in thousands) as of 12/31/2020

Unconsolidated Joint Venture Portfolio Statistics		Madison International Realty Joint Venture

Number of Properties	16		Partnership	Total Equity
Number of Buildings	28	Joint Venture Members	Interests	Commitment
Square Footage	2,320,773	Plymouth (Managing Member)	20%	$ 30,000
Occupancy	95.4%	Madison	80%	120,000
Weighted Average Lease Term Remaining (in years)	2.8			$ 150,000
Multi-Tenant %	41%	Partner Equity Deployed		$ 33,328
Single-Tenant %	59%	Annualized Asset Mgmt. Fee to PLYM		$ 333

		Targeted	Total	Remaining
		Leverage	Potential Investment	Potential Investment
		60%	$ 375,000	$ 289,000
		65%	$ 428,000	$ 342,000

Balance Sheet Information[1]		Selected Quarter-to-Date and Year-to-Date Financial Information[1]

	December 31,			Three Months Ended	Year Ended
ASSETS	2020			December 31,	December 31,
Real estate properties	$ 87,211		PLYM Share	2020	2020
Cash, cash held in escrow and restricted cash	1,657		Revenues	$ 79	$ 79
Other Assets	530		Net Operating Income	$ 60	$ 60
Total assets	$ 89,398		Interest Expense	$ 15	$ 15
			EBITDA	$ 60	$ 60
LIABILITIES AND EQUITY			Joint Venture Assets	$ 17,866	$ 17,866
Debt[2]	$ 55,393		Joint Venture Debt	$ 11,200	$ 11,200
Other Liabilities	677
Equity	33,328
Total Liabilities and Equity	$ 89,398

		Joint Venture Key Terms

		●	We are the Managing Member of the joint venture and receive an annual 1% asset management fee on the total equity investment

		●	Distribution of cash flows: first to Members pro rata until Madison achieves a 12% return; second 10% to Managing Member and 90% to Members pro-rata until Madison achieves a 15% return, thereafter 20% to Managing Member and 80% to Members pro rata

Additional details on the unconsolidated joint venture can be found in documents filed with or furnished to the SEC.

1)	Balance sheet and portfolio information is presented at 100% of the joint venture. Selected financial information is presented at our pro rata share.
2)	A $56 million mortgage secured by the joint venture properties from Minnesota Life that carries a seven-year term at a fixed interest rate of 3.15%.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 12/31/2020

Net Operating Income		Q4 2020 Acquisitions

	Three Months Ended December 31, 2020	Market	Acquisition Date	# of Buildings	Square Footage	Purchase Price	Projected Initial Yield
Pro Forma Net Operating Income (NOI)[1]		Columbus	10/23/2020	1	314,736	$ 10,500	9.0%
Total Operating NOI	$ 19,894	Cleveland	11/24/2020	10	2,113,623	$ 94,000	7.5%
Pro Forma Effect of New Lease Activity[2]	215
Pro Forma Effect of Acquisitions[3]	1,064
Pro Forma Effect of Repositioning / Development[4]	486
Pro Forma Effect Joint Venture (pro rata share)[5]	267
Pro Forma NOI	$ 21,926

Amortization of above / below market lease intangibles, net	(640)
Straight-line rental revenue adjustment	(510)

Pro Forma Cash NOI	$ 20,776

Other Assets and Liabilities		Developable Land

Cash, cash held in escrow and restricted cash	$ 32,054
Other assets	$ 27,019	Market	Owned Land (acres)[6]	Developable GLA (SF)[6]
Accounts payable, accrued expenses and other liabilities	$ 49,335	Atlanta	65	340,000
		Chicago	11	220,000
Debt and Preferred Stock		Boston	8	70,000
		Cincinnati	30	450,000
Secured Debt, net	$ 332,011	Jacksonville	15	165,000
Unsecured Debt, net	$ 190,000	Memphis	23	475,000
Share of Joint Venture Debt[7]	$ 11,200		152	1,720,000
Preferred Stock - Series A8	$ 50,600
Preferred Stock - Series B8	$ 97,230

Common shares and units outstanding basic and diluted	25,627

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period.

1)	Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.
2)	Represents the estimated incremental base rents from uncommented new leases as if rent commencement had occurred as of the beginning of the period.
3)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
4)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
5)	Represents our pro rata share impact of joint venture acquisitions as if they had been acquired at the beginning of the period.
6)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
7)	Our ownership interest is 20%.
8)	Preferred Stock is calculated at its liquidation preference as of the end of the period.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 12/31/2020

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2019	Renewals	1,380,839	58.4%	$ 4.17	$ 4.51	8.2%	$ 0.19	$ 0.14
	New Leases	982,116	41.6%	$ 2.88	$ 3.43	19.1%	$ 0.27	$ 0.23
	Total	2,362,955	100%	$ 3.22	$ 3.67	14.0%	$ 0.16	$ 0.17

Q1 2020	Renewals	105,582	26.9%	$ 6.27	$ 6.42	2.4%	$ 0.17	$ 0.13
	New Leases	286,885	73.1%	$ 3.63	$ 4.74	30.6%	$ 0.26	$ 0.21
	Total	392,467	100%	$ 4.34	$ 5.19	19.6%	$ 0.24	$ 0.19

Q2 2020	Renewals	1,290,366	95.4%	$ 3.34	$ 3.58	7.2%	$ 0.09	$ 0.08
	New Leases	62,494	4.6%	$ 4.17	$ 5.74	37.6%	$ 0.34	$ 0.08
	Total	1,352,860	100%	$ 3.33	$ 3.63	9.0%	$ 0.10	$ 0.08

Q3 2020	Renewals	102,608	30.0%	$ 4.50	$ 4.54	0.9%	$ -	$ 0.10
	New Leases	239,541	70.0%	$ 3.67	$ 4.44	21.0%	$ 0.13	$ 0.02
	Total	342,149	100%	$ 3.92	$ 4.47	14.0%	$ 0.09	$ 0.04

Q4 2020	Renewals	382,790	68.6%	$ 4.25	$ 4.27	0.6%	$ 0.28	$ 0.06
	New Leases	175,394	31.4%	$ 6.34	$ 6.22	-1.9%	$ 0.34	$ 0.31
	Total	558,184	100%	$ 4.91	$ 4.88	-0.4%	$ 0.30	$ 0.13

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

Lease Expiration Schedule

Year	Square Footage[2]	ABR[3]	% of ABR Expiring[4]
Available	845,996	$ -	-
2021	2,756,002	12,209,097	13.0%
2022	4,074,052	18,843,658	20.0%
2023	2,794,592	10,876,626	11.5%
2024	3,683,266	14,242,603	15.1%
2025	3,271,696	13,547,045	14.4%
Thereafter	5,846,342	24,376,209	26.0%
Total	23,271,946	$ 94,095,238	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Of the square footage expiring in 2021, 355,389 or 13% has been renewed or re-leased subsequent to December 31, 2020.
3)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
4)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of December 31, 2020.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 12/31/2020

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	5,015,765	60	22.4%	$ 19,846,633	21.1%	$ 3.96
Home & Garden	1,573,524	11	7.0%	4,869,487	5.2%	3.09
Food & Beverage	1,274,552	17	5.7%	5,764,303	6.1%	4.52
Construction	1,257,393	31	5.6%	5,104,613	5.4%	4.06
Telecommunications	1,148,808	10	5.1%	4,252,121	4.5%	3.70
Printing	1,139,199	9	5.1%	3,554,633	3.8%	3.12
Cardboard & Packaging	1,111,994	11	5.0%	3,780,476	4.0%	3.40
Automotive	1,107,228	19	4.9%	4,536,350	4.8%	4.10
Light Manufacturing	823,849	9	3.7%	3,737,627	4.0%	4.54
Wholesale / Retail	819,616	20	3.7%	3,196,764	3.4%	3.90
Plastics	771,234	10	3.4%	3,107,951	3.3%	4.03
Industrial Equipment Components	701,154	18	3.1%	2,687,130	2.9%	3.83
Other Industries*	5,681,634	161	25.3%	29,657,148	31.5%	5.22
Total	22,425,950	386	100%	$ 94,095,238	100%	$ 4.20

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Metal Fabrication/Finishing	562,731	12	2.5%	$ 2,592,080	2.8%	$ 4.61
Healthcare	488,705	19	2.2%	2,776,968	3.0%	5.68
Storage	485,357	11	2.2%	2,960,392	3.1%	6.10
Technology & Electronics	484,758	15	2.1%	2,470,249	2.6%	5.10
Chemical	433,722	8	1.9%	1,589,769	1.7%	3.67
Education	402,844	7	1.8%	1,984,291	2.1%	4.93
Business Services	396,846	22	1.8%	3,229,420	3.4%	8.14
Plumbing Equipment/Services	361,374	5	1.6%	1,196,125	1.3%	3.31
Appliances	335,415	2	1.5%	1,413,853	1.5%	4.22
Other[2]	1,729,882	60	7.7%	9,444,000	10.0%	5.46
Total	5,681,634	161	25.3%	$ 29,657,148	31.5%	$ 5.22

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 12/31/2020

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	15,547,132	276	69.3%	$ 64,113,803	68.1%	$ 4.12
Modified Net	3,444,894	49	15.4%	14,549,367	15.5%	4.22
Gross	3,433,924	61	15.3%	15,432,068	16.4%	4.49
Total	22,425,950	386	100%	$ 94,095,238	100%	$ 4.20

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	14,022,327	327	62.5%	$ 62,104,771	66.0%	$ 4.43
Single-Tenant	8,403,623	59	37.5%	31,990,467	34.0%	3.81
Total	22,425,950	386	100%	$ 94,095,238	100%	$ 4.20

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	14,086,438	70	62.8%	$ 51,339,506	54.5%	$ 3.64
Warehouse/Light Manufacturing	5,693,091	27	25.4%	23,223,683	24.7%	4.08
Small Bay Industrial[2]	2,646,421	44	11.8%	19,532,049	20.8%	7.38
Total	22,425,950	141	100%	$ 94,095,238	100%	$ 4.20

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 382,150 leased square feet and annualized base rent of $5,046,660. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 12/31/2020

Tenant	Market	Industry		# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
Stonecrop Technologies, LLC	Columbus	Telecommunications		1	527,127	3/31/2021	$ 4.14	$ 2,180,993	2.3%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation		3	503,000	3/31/2026	3.80	1,911,000	2.0%
Balta US, Inc.	Jacksonville	Home & Garden		2	629,084	12/31/2028	2.97	1,867,871	2.0%
iQor	Memphis	Telecommunications		2	566,281	12/31/2024	3.15	1,783,785	1.9%
Pactiv Corporation	Chicago	Food & Beverage		3	439,631	8/31/2023	3.86	1,696,552	1.8%
ASC Manufacturing, Ltd.	Cleveland	Light Manufacturing		1	274,464	6/30/2022	6.08	1,667,508	1.8%
First Logistics	Chicago	Logistics & Transportation		1	327,194	10/31/2024	4.95	1,619,610	1.7%
JobsOhio Beverage System	Cleveland	Food & Beverage		1	350,000	3/31/2024	4.26	1,491,000	1.6%
American Plastics, LLC	Cleveland	Plastics		1	405,000	12/31/2028	3.60	1,456,218	1.5%
Spartan Logistics	Columbus	Logistics & Transportation		2	340,000	10/31/2022	4.03	1,369,617	1.5%
Total Largest Tenants by Annualized Rent				17	4,361,781		$ 3.91	$ 17,044,154	18.1%
All Other				369	18,064,169		$ 4.27	$ 77,051,084	81.9%
Total Company Portfolio				386	22,425,950		$ 4.20	$ 94,095,238	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	61	144,490	199,362	72.5%	72.5%	$ 1,608,050	$ 1,608,050	1.7%	$ 11.13
5,000 - 9,999	52	363,128	460,744	78.8%	78.8%	2,622,957	2,693,531	2.9%	7.13
10,000 - 24,999	85	1,356,647	1,500,711	90.4%	90.4%	9,551,206	9,743,690	10.3%	7.01
25,000 - 49,999	75	2,625,893	2,677,936	98.1%	98.1%	14,681,324	14,681,324	15.6%	5.59
50,000 - 99,999	51	3,415,157	3,802,623	89.8%	95.5%	15,266,448	15,266,448	16.2%	4.47
> 100,000	62	14,520,635	14,630,570	99.2%	100.0%	50,365,254	50,365,254	53.4%	3.47
Total	386	22,425,950	23,271,946	96.4%	97.9%	$ 94,095,238	$ 94,358,296	100.0%	$ 4.20

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of December 31, 2020 plus annualized base rent for leases signed but not commenced as of December 31, 2020.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of December 31, 2020 plus annualized base rent for leases signed but not commenced as of December 31, 2020, divided by leased square feet plus uncommenced leased square feet.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 12/31/2020

Primary Markets[1]
						% Rentable
		# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	Square Feet	ABR[2]	% ABR
	Atlanta	8	9	99.9%	1,318,002	5.7%	$ 5,335	5.7%
	Chicago	37	38	94.9%	6,027,300	25.9%	23,659	25.1%

Secondary Markets[1]
					Total Rentable	% Rentable
		# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
	Boston	1	1	100.0%	200,625	0.9%	$ 1,128	1.2%
	Cincinnati	8	8	92.7%	2,073,510	8.9%	7,038	7.5%
	Cleveland	13	16	98.5%	3,581,240	15.4%	14,836	15.8%
	Columbus	9	9	97.6%	1,951,723	8.4%	7,245	7.7%
	Indianapolis	14	14	95.7%	3,468,401	14.9%	11,922	12.7%
	Jacksonville	7	24	98.4%	1,966,154	8.4%	12,453	13.2%
	Memphis	5	15	94.6%	1,773,894	7.6%	6,360	6.8%
	Philadelphia	1	1	99.8%	156,634	0.7%	929	1.0%
	St. Louis	4	6	99.5%	754,463	3.2%	3,190	3.4%
	Total	107	141	96.4%	23,271,946	100.0%	$ 94,095	100.0%

Total Acquisition Cost by Market

	Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets
	Atlanta	GA	9	$ 62,931	$ 55,006	6.2%
	Chicago	IL, WI	38	226,933	214,539	24.3%
	Boston	MA	1	10,500	9,238	1.0%
	Cincinnati	OH, KY	8	79,700	63,352	7.2%
	Cleveland	OH	16	168,550	157,103	17.8%
	Columbus	OH	9	61,400	73,914	8.4%
	Indianapolis	IN	14	104,740	93,345	10.6%
	Jacksonville	FL, GA	24	135,650	122,769	13.8%
	Memphis	MO	15	53,475	48,750	5.5%
	Philadelphia	PA, NJ	1	9,700	8,657	1.0%
	St. Louis	MO	6	39,637	36,701	4.2%
	Total		141	$ 953,216	$ 883,374	100.0%

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2020, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of December 31, 2020 excluding $2,382 in leasehold improvements and assets related to Corporate activities and the finance lease right-of-use asset of $925 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA is helpful to investors as a supplemental measure of our operating performance as a real estate company as it is a direct measure of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as a measure of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
          We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
          As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

4Q 2020 Supplemental

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Gross Assets: The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. For gross assets as of December 31, 2020 the calculation is as follows:

Total assets			$ 20,270
Add back accumulated depreciation			98,283
Add back intangible amortization			51,896
Gross assets			$ 1,070,449

Joint Venture Financial Information: We present components of balance sheet and operating results information related to our real estate joint venture, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items by applying our noncontrolling economic interest ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented. In addition, we present components of balance sheet and portfolio information at 100% of the joint venture. We believe this information can help investors estimate the balance sheet and operating results information related to our unconsolidated joint venture. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

			Annual	Liquidation
Year		Cash Pay Rate	Cash Dividend	Preference[1]	Conversion and Redemption Options[2]
1 - 2019		3.25%	$ 2,438	$ 97,230	No conversion or redemption options
2 - 2020		3.50%	$ 2,625	$ 97,230	No conversion or redemption options
3 - 2021		3.75%	$ 2,813	$ 97,230	No conversion or redemption options
4 - 2022	4.00%	$ 3,000	$ 97,230	- Commencing 1/1/2022, holders of the Series B have the right to convert at the liquidation preference;
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon the 20-day VWAP per share of Plymouth's common stock being greater than $26.35;
					- Neither option expires
5 - 2023		6.50%	$ 4,875	$ 105,971	Commencing 1/1/2023, Plymouth can redeem up to 50% of the Series B at the liquidation preference
6 - 2024[3]	12.00%	$ 9,000	$ 114,028	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the liquidation preference;
					- Commencing 12/31/2024, any outstanding shares of Series B will automatically covert into common stock, subject to the 19.99% threshold[4]

	1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account dividends paid and (b) $21.89, plus accrued and unpaid dividends.
	2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption via: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 19.99% threshold, or II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the liquidation preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement.
	3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
	4)	The 19.99% Threshold requires approval from the shareholders of Plymouth's common stock to approve the conversion of any Series B Preferred Stock into common shares that exceeds 19.99% of the outstanding common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by us for the period from January 1, 2019 through December 31, 2020. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2019 and 2020. For 2020, the Same Store Portfolio consists of 53 properties aggregating 11,740,879 rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

4Q 2020 Supplemental